Exhibit 1A-6.01

SHARE PURCHASE AGREEMENT AGREE ENT, made effective this Oct 1, 2021 (the "Effective Date") by and among COLORADO D􀀳􀀳 STRIBUTION GROUP LLC, a Colorado corporation, ("COG"); XCPCNL BUSINESS SE VICES CORP, a Delaware corporation ("XCPL"); 1721 BELVEDERE TRUST (referredlto as "Shareholder"), and GREG BOYES, MARSHALL DOOLEY as officers and directors of I CPL ("XCPL Officers") RECITALS WHERE. S, COG desires to acquire all of the issued and outstanding shares of Preferred Stock of XCPL 􀁭􀁭4,875 shares of Series A and 1,000 shares of Series B) plus an additional 31,182,000 sharer of Common Stock in exchange for a total cash purchase of $200,000 (the "Purchase"), from Shareholder. XCPL, and XCPL Officers, agree to settle the material outstanding XCPJl debt, currently listed as an Addendum to this document and presented to COG, I according to the treline provided herein; and WHEREAS, Simultaneous with the closing of the transactions contemplated by the Purchase, XCPL shall enter into a transaction transferring XCPL assets to a new entity as designated by XC L Officers. WHERE S, COG, XCPL and the Shareholders agree to enter into this Agreement which shall result in CD controlling a majority of XCPL via XCPL Preferred Stock, as well as Common Stock. NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, the parties hereto intending to be legally bound hereby, agree as follows: ARTICLE I SALE OF SECURITIES 1.01 Sale. Subject to the terms and conditions of this Agreement, XCPL agrees to sell the Shares, andODG shall purchase the Shares, for a total of Two Hundred Thousand Dollars ($200,000 U.S.) (the "Purchase Price" or "Funds"). This is a private transaction between the Seller and Purcharr. 1.02 Escrow Agent. The Seller and Purchaser hereby appoint Business GPS LLC to act as the Escrow !Agent ("Escrow Agent") as to the distribution of the Purchase Price Funds received for the die of the Shares and distribution of the Shares and documents of XCPL to be held in the Escro{ Account. The Seller has forwarded, for review by the Purchaser, any and all documents of XCPL which Purchaser l as requested. It is under tood by the Parties that the current assets and liabilities shall be spun out into a separate entity ("Spin Off'), at (or post), closing. As such, the existing assets (including money owed on Companf Receivables and SBA Loan Applications) shall be deposited into accounts )> A a under the exclusi~e control of the Escrow Agent and XCPL Officers. In addition, the existing liabilities of XC, L shall be the responsibility of the Spin Off. 1.03 B~fance of Purchase Price. The payments will be held in the Escrow Account and shares will be relrased as payments are made via wire and all stock certificates, stock powers and corporate shall be sent as instructed by the Purchaser, and the payments shall be disbursed as per instructions of thf Seller. It is understood by the Parties that the money held in escrow shall be allocated at the dr cretion of the Escrow Agent as well as the XCPL officers. SECTION 1.1 Transfer of Shares. Subject to all of the terms and conditions of this Agreement, the p~rties hereto agree that, at Closing, for the purchase price of $200,000, COG shall receive all of the shares of Preferred Stock (5,875) plus 31 ,182,000 shares of Common Stock. as set forth on Sche ule I, currently held by Shareholder. ARTICLE II REPRESENTATIONS AND WARRANTIES OF XCPL AND THE SHAREHOLDER XCPL anl the Shareholders hereby represent and warrant to COG that: SECTION 2.1 Capitalization. The outstanding and issued capital stock of XCPL consists of 2so,oqo,oo Common Shares Authorized, and 1,000,000 Preferred Shares Authorized. SECTION 2.2 Title to the Shares. Upon consummation of the Contemplated Transactions and lthe satisfaction of the conditions to Closing set forth herein, COG will own all of the issued and putstanding shares of capital stock of XCPL, free and clear of any Lien. At the Closing, The Shafeholder of XCPL will deliver XCPL Shares to COG free and clear of any Lien, other than restrictions imposed by the Securities Act of 1933, as amended, (the "Securities Act") and applicable securities Laws including the laws of the State of Delaware. s J CTION 2.3 Authority Relative to this Agreement. At the Closing, XCPL will have full power, \capacity and authority to execute and deliver each Transaction Document to which it is or, at ~ losing, will be, a party and to consummate the transactions contemplated hereby and thereby (the "Contemplated Transactions"). The execution, delivery and performance by XCPL and the f hareholder of each Transaction Document and the consummation of the Contemplated Transactions to which XCPL and/or the Shareholder are, or at Closing, will be, a party will have bden duly and validly authorized by XCPL and The Shareholder and no other acts by or on behalf pf XCPL or the Shareholder will be necessary or required to authorize the execution, delivery and performance by each of XCPL and the Shareholder of each Transaction Document and the consummation of the Contemplated Transactions to which it or he is or, at Closing, will be, a party. This Agreement and the other Transaction Documents to which XCPL or the Shareholder is a party have been duly and validly executed and delivered by XCPL or the Shareholder, respf ctively, and (assuming the valid execution and delivery thereof by the other parties thereto) fill constitute the legal, valid and binding agreements of XCPL and the Shareholder, respectively, enforceable against XCPL and the Shareholder in accordance with their 2 respective terms, \except as such obligations and their enforceability may be limited by applicable bankruptcy and <j>ther similar Laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any procetjding therefor may be brought (whether at law or in equity). s J cTION 2.4 No Conflicts: Consents. The execution, delivery and performance by XCPL of eacp Transaction Document to which it is a party and the consummation of the Contemplated Transactions to which XCPL is a party, upon approval of the Shareholder will not: (i) violate any prdvision of the certificate of incorporation or by-laws ofXCPL; (ii) require XCPL to obtain any conf ent, approval or action of or waiver from, or make any filing with, or give any notice to, any G9vernmental Body or any other person; (iii) violate, conflict with or result in a breach or default I under (with or without the giving of notice or the passage of time or both), or permit the suspe~ion or termination of, any material Contract (including any Real Property Lease) to which XCPL i a party or by which it or any of its assets is bound or subject, or to the best of Company's kno ledge and information result in the creation of any Lien upon any of XCPL Shares or upon a~y of the Assets ofXCPL; (iv) violate any Order, any Law, of any Governmental Body against, or binding upon, XCPL or upon any of their respective assets or the Business; or (v) violate or res~lt in the revocation or suspension of any Permit. s J CTION 2.5 Corporate Existence and Power. XCPL is a corporation duly organized, validl~ existing and in good standing under the laws of the State of Delaware, and has all requisite powers, authority and all Permits required to own and/or operate its Assets and to carry on the Busi~ess as now conducted, including all qualifications under any statute in effect in any state or foreign jurisdiction in which XCPL operates its Business. XCPL is duly qualified to do business and is in good standing in each state of the United States and in each other jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necersary. S~TION 2.6 Charter Documents and Corporate Records. XCPL has heretofore del ivered to CDG1true and complete copies of the Articles oflncorporation, By-Laws and minute books, or comparyible instruments, of XCPL as in effect on the date hereof. The stock transfer books of XCPL hf ve been made available to COG for its inspection and are true and complete in all respects. \ SECTION 2.7 Financial Statements. (a) XCPL has set forth true, complete and correct copies of: (i) XCPL and the Subsidiary's fipancial statements as of and for the period of inception to ___ (the "Interim Statements"); an9 (ii) all management letters, management representation letters and attorney response letters, i~ any, issued in connection with the Interim Statements. The Interim Statements present fairly and r,ccurately in all material respects the financial position of XCPL as of its date, and the earnings, changes in stockholders' equity and cash flows thereof for the periods then ended in accordance wittt GAAP, consistently applied. Each balance sheet contained therein or delivered pursuant hereto fully sets forth all consolidated Assets and Liabilities of XCPL existing as of its date which, under1 GAAP, should be set forth therein, and each statement of earnings contained 3 therein or delivered pursuant hereto sets forth the items of income and expense of XCPL which should be set forth therein in accordance with GAAP. \ (b) All financial, business and accounting books, ledgers, accounts and official and othe~ records relating to XCPL have been properly and accurately kept and completed, and XCPL has np knowledge, notice belief or information there are any material inaccuracies or discrepancies cor ined or reflected therein. S~CTION 2.8 Corporate Documents. Each of the following documents, which shall be true, corpplete and correct in all material respects, will be delivered to Purchaser at the Closing: (i1 (ii? (iii) (ij ) Certificate of Incorporation and all amendments thereto; Bylaws and all amendments thereto; Minutes and Consents of Shareholders; Minutes and Consents of the board of directors; (v) List of officers and directors; (vO Certificate of Good Standing from the Secretary of State of Delaware; (v~i) Current Shareholder list from the Transfer Agent; and (viii) EDGAR filing codes and passwords. SECTION 2.9 Liabilities. XCPL has not incurred any Liabilities since ___ _ (the "Latest Bala~ce Sheet Date") except (i) current Liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of the Business and consistent witlh past practice. I SEfTION 2.10 The Parties acknowledge that there are existing liabilities inside XCPL. It is agree , to by the parties that the Liabilities listed on Schedule 3.3 shall be resolved by I the XCPL Office~s, within 9 months of Closing. If however, such liabilities limited CDG and XCPL's ability to operate and move forward, CDG and XCPL shall give XCPL Officers 15 days to resolve the ma1jter. In addition, XCPL Officers agree to indemnify CDG and XCPL for up to $100,000 of addit/onal liability, only if such liability limits CDG and XCPL's ability to operate for a period of Ulj> to 12 months from Closing. Such funds, if required, shall only come from existing SBA EIDL loan applications that are currently outstanding. 4 SECTION 2.11 Company Receivables. Except to the extent of the amount of the allowancelfor doubtful accounts reflected in the Interim Statements, all the Receivables of XCPL reflected herein, and all Receivables that have arisen since the Latest Balance Sheet Date (except Receivaoles that have been collected since such date), are valid and enforceable Claims subject to no kn?wn defenses, offsets, returns, allowances or credits of any kind, and constitute bona fide Receivables collectible in the ordinary course of the Business except as enforceability may be limited ]by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws or principles of equity affecting the enforcement of creditors rights generally. J CTION 2.12 Absence of Certain Changes. Since _____ , XCPL has conducted the BJ siness in the ordinary course consistent with past practice, and there has not been: (i) Any material adverse change in the Condition of the Business; (ii) Any material damage, destruction or other casualty loss (whether or no~ covered by insurance), condemnation or other taking affecting the Business or the Assets of X[ PL; (iii) Any change in any method of accounting or accounting practice by XC L; \ (iv) Except for normal increases granted in the ordinary course of business, an~ increase in the compensation, commission, bonus or other direct or indirect remuneration ~aid, payable or to become payable to any officer, stockholder, director, consultant, age?t or employee of XCPL, or any alteration in the benefits payable or provided to any thereof; (v) Any material adverse change in the relationship of XCPL with its employf es, customers, suppliers or vendors; (vi) Except for any changes made in the ordinary course of Business, any faterial change in any of XCPL's business policies, including advertising, marketing, selling, pricing, purchasing, personnel, returns or budget policies; (vii) Any agreement or arrangement whether written or oral to do any of the foregoing. 1 (viii) XCPL has no Liability that is past due and which, individually or in the aggregate, exceeds $10,000, except as shown on the Interim Statements. SE]CTION 2.13 Contracts. True and complete copies of all written Contracts (including all amJndments thereto and waivers in respect thereof) and summaries of the material provisions of all 9ral Contracts so listed have been made available to COG. 5 ( ) All Contracts to which XCPL is a party are valid, subsisting, in full force and effect and bin~ing upon XCPL and the other parties thereto, in accordance with their terms, except that no 1 ._epresentation or warranty is given as to the enforceability of any oral Contracts. (') XCPL owns or has rights to use all Intellectual Property, know-how, formulae and other proprietary and trade rights necessary to conduct the Business as it is now conducted. XCPL has no{ forfeited or otherwise relinquished any such Intellectual Property, know-how, formulae or o\er proprietary right used in the conduct of the Business as now conducted. (9) To the extent used in the conduct of the Business by XCPL, each of the licenses or other contrafts relating to XCPL' Intellectual Property (collectively, the "Intellectual Property Licenses") is if. full force and effect and is valid and enforceable in accordance with its terms, subject to apAlicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of e~uity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no notice or claim of default under any Intellectual Property License either by XCPL or, t? XCPL' knowledge, by any other party thereto, and to XCPL' knowledge, no event has occurred that with the lapse of time or the giving of notice or both would constitute a default by XCPL thereunder. SIECTION 2.14 Claims and Proceedings. There are no outstanding Orders of any Governmental B◊dy against or involving XCPL, its Assets, the Business, or XCPL Shares. There are no actions, suits, claims or counterclaims, examinations, Company Required Consents or legal, administrative, gbvernmental or arbitral proceedings or investigations (collectively, "Claims") (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), pending or, to the best of XCPL' knowledge, threatened on the date hereof, against or involving XCPL, its Assets, the Business or XCPL Shares. SECTION 2.15 Taxes. (i) XCPL has timely filed or, if not yet due but due before Closing, will ti?1ely file all Tax Returns required to be filed by it for all taxable periods ending on or before the date of Closing and all such Tax Returns are or, if not yet filed, will be, upon filing, true, correct and complete in all material respects; (ii) XCPL has paid, or if payment is not yet due but due before Closing, will promptly pay when due to each appropriate Tax Authority, all Taxes of XCPL shown as due on the Tax Returns required to be filed by it for all taxable periods ending on or before the date bf Closing; (iii) the accruals for Taxes currently payable as well as for deferred Taxes shown on the financial statements of XCPL as of the date of the Interim Statements or tlie date of any financial statements delivered hereunder: (A) adequately provide for all contingemt Tax Liabilities of XCPL as of the date thereof; and (B) accurately reflect, as of the date thereof, all unpaid Taxes of XCPL whether or not disputed, in each case as required to be reflected t~ereon in order for such statements to be in accordance with GAAP; 6 (iv) no extension of time has been requested or granted for XCPL to file a y Tax Return that has not yet been filed or to pay any Tax that has not yet been paid and XCPL has not granted a power of attorney that remains outstanding with regard to any Tax matter; (v) XCPL has not received notice of a determination by a Tax Authority that [axes are currently owed by XCPL (such determination to be referred to as a "Tax Deficiency") a~d, to XCPL' knowledge, no Tax Deficiency is proposed or threatened; (vi) all Tax Deficiencies have been paid or finally settled and all amounts deti rmined by settlement to be owed have been paid; (vii) there are no Tax Liens on or pending against XCPL or any of the Assets, o her than those which constitute Permitted Liens; (viii) there are no presently outstanding waivers or extensions or requests for a waiver or extension of the time within which a Tax Deficiency may be asserted or assessed; I [ (ix) no issue has been raised in any examination, investigation, Company Req~ired Consents, suit, action, claim or proceeding relating to Taxes (a "Tax Company Required Consents") which, by application of similar principles to any past, present or future period) would result in a Tax Deficiency for such period; (x) there are no pending or threatened Tax audits of XCPL; (xi) XCPL has no deferred intercompany gains or losses that have not been fully taken into income for income Tax purposes; I (xii) there are no transfer or other taxes (other than income taxes) imposed lby any state on XCPL by virtue of the Contemplated Transactions; and (xiii) no claim has been made by any Tax Authority that XCPL is subject to Tax in a jurisdiction in which XCPL is not then paying Tax of the type asserted. Each reference to~ provision of the Code in this Section 2.16 shall be treated for state and local Tax purposes as al reference to analogous or similar provisions of state and local law. SEf=TION 2.16 Compliance with Laws. XCPL is not in violation of any order, judgment, injunction, award, citation, decree, consent decree or writ (collectively, "Orders") and to the best of XCJL' knowledge, belief and information, any Laws of any Governmental Bodies affecting XCPL, XCPL Shares or the Business. SECTION 2.17 Permits. XCPL has obtained all licenses, permits, certificates, certificates of occGpancy, orders, authorizations and approvals (collectively, "Permits"), and has made all required registrations and filings with all Governmental Bodies, that are necessary to the ownership of the 4 ssets, the use and occupancy of the Leased Real Property, as presently used and operated, and the conduct of the Business or otherwise required to be obtained by XCPL. All 7 Permits required o be obtained or maintained by XCPL are listed on Schedule 2.18 and are in full force and effect; o violations are or have been recorded, nor have any notices or violations thereof been received, in lrespect of any Permit; and no proceeding is pending or threatened to revoke or limit any Permit; and the consummation of the Contemplated Transactions will not (or with the giving ofnotice o1 the passage of time or both will not) cause any Permit to be revoked or limited. SECTION 2.18 Environmental Matters. To the best of XCPL' knowledge, belief and information, kcPL is, and at all times has been, in full compliance with, and has not been and is not in violatio1 of or liable under, any Environmental Law. S~CTION 2.19 Finders Fees. There is no investment banker, broker, finder or other intermediaf which has been retained by or is authorized to act on behalf of XCPL who might be entitled to any fee or commission from XCPL in connection with the consummation of the Contemplated Transactions. s J CTION 2.20 Disclosure. Neither this Agreement, the Schedules hereto, nor any reviewed or unau~ ited financial statements, documents or certificates furnished or to be furnished to COG or COG 9y or on behalf of XCPL or the Shareholder pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. Except for general current e<lonomic conditions effecting the entire economy or XCPL' entire industry and not specific to the rusiness, there are no events, transactions or other facts known by XCPL, which, either individually or in the aggregate, may give rise to circumstances or conditions which would have a material a1verse effect on the general affairs or Condition of the Business. ARTICLE III REPRESENTATIONS AND WARRANTIES OF COG. XCPL represents and warrants to COG that: SEFTION 3.1 Organization. XCPL is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has all necessary corporate powers to own its propertieJ and to carry on its business as now owned and operated, and duly qualified to do business in e~ch of such states and other jurisdictions where its business requires such qualification. XCfL may change its domicile to prior to closing of the transactions contemplated by this Agreeme11t (the "Closing"). XCPL has heretofore delivered to COG true and complete copies of the Cer1iificate of Incorporation and By-laws of XCPL as in effect on the date hereof. The stock books ~f XCPL which have been made available to COG for its inspection are true and complete. The stockholders are the sole record and beneficial owner of all of the outstanding capital stock of f'CPL and there are no options, warrants or other agreements of any kind outstanding or proposed to be issued with respect to the capital stock of XCPL. SECTION 3.2 SECTION 3.1 Capital. The authorized capital stock of XCPL consists of250,00p,ooo shares of Common Stock, $0.0001 par value, of which 83,022,740 shares of Common Stock are issued and outstanding as of the date hereof and will be issued and outstanding as of the Closing; and 1,000,000 authorized Preferred Shares, $0.01 par value, of which 5,875 are issued and outstanding as of the date hereof. All outstanding shares are fully paid and non-assessablb, free of liens, encumbrances, options, restrictions and legal or equitable rights 8 of others not a party to this Agreement. As of the date hereof, and as of the Closing, there are and will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or chmmitments obligating XCPL to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of XCPL is subject to any stock restriction agre1ments. There are approximately shareholders of record of XCPL. All of such shareholders ha~ valid title to such shares and acquired their shares in lawful transaction and in accordance with Delaware corporate law and the applicable securities laws of the United States. S CTI ON 3.3 Assets and Liabilities. At Closing, Spin Off and XCPL Officers shall be responsible fi r the liabilities specified in Schedule 3 .3. It is understood by the Parties that XCPL shall remove all other assets and liabilities with the Spin Off company or in some other method acceptable to bor XCPL Officers and COG. In addition, the J;>arties agree that up to $400,000 shall be held in Escrow and used to settle liabilities specififd in Schedule 3.3. Such monies shall consist of 1) the Purchase Price called for under this agreement; and 2) any, and all, SBA loan money already applied for in the name of XCPL or related\entities. Any funds over and above $400,000 shall be released to XCPL Officers immediately. Escrow shall terminate the sooner of 1 year from first funding or the settlement of the\ liabilities specified in Schedule 3.3 It is agreed that all SBA money repayment shall be the responsibility of Spin Off and XCPL Officers. SfCTION 3.4 Compliance with Laws. To the best of the officers and directors of XCPL knowledge and belief, XCPL has complied with all, and is not in violation of any, applicable order, judgment, injunction, award, decree or writ (collectively, "Orders"), or any applicable law, statute, code, ordinance, rule, regulation or other requirement (collectively, "Laws"), includihg, without limitation, any applicable building, zoning, environmental or other law, ordinance, or regulation, of any government or political subdivision thereof, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or rny court or arbitrator (collectively, "Governmental Bodies") affecting its properties or the operation of its business, except where non-compliance would not have a materially adverse effect on the business or operations of XCPL. XCPL has not made any illegal payment to officers or employees of any Governmental Body, or made any illegal payment to customers for thd sharing of fees or to customers or suppliers for rebating of charges, or engaged in any other illegal reciprocal practice, or made any illegal payment or given any other illegal consideration to wurchasing agents or other representatives of customers in respect of sales made or to be made by rCPL. SECTION 3.5 Litigation. XCPL is not a party to any suit, action, arbitration, or legal, administra~ive, or other proceeding, or governmental investigation pending or, to the best knowledge and bFlief of XCPL, threatened against or affecting XCPL or its business, assets, or financial condition; other than what is disclosed on Schedule 3.3 of this Agreement.. To the best of the officers and directors of XCPL knowledge and belief, XCPL is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instruflilentality applicable to it. XCPL is not engaged in any lawsuits to recover any material amount M monies due to it except as disclosed herein.:. 9 SECTION 3.6 Authority. The Board of Directors of XCPL has authorized the execution of this Agreement and the transactions contemplated herein, and since it has been approved by a s~areholder representing greater than 50% of the total issued and outstanding Preferred stock 9f XCPL it has full power and authority to execute, deliver and perform this Agreement and t~is Agreement will be the legal, valid and binding obligation of XCPI, enforceable against COG in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency Its and by other laws affecting the rights of creditors generally. S CTION 3.7 Ability to Carry Out Obligations. The execution and delivery of this Agreement b XCPL and the performance by XCPL, to the best of the officers and directors of XCPL knowledge and belief, will not conflict with or result in (a) any material breach or violation of any or the provisions of or constitute a default under any license, indenture, mortgage, charter, instrume~t, certificate of incorporation, bylaw, or other agreement or instrument to which XCPL is a party, or by which it may be bound, nor will any consents or authorizations of any government body or other party other than those hereto be required, (b) an event that would violate, conflict with or r1sult in the breach of any of the terms of, result in a material modification of the effect of, or otheirwise cause the termination of or give any other contracting party to a contract, agreement, inden~ure, note, bond, loan, instrument, lease, conditional sale contract, purchase order, sales order, agreement with customer, agreement with supplier, union contract, collective bargaining agreement, mortgage, license, permit, franchise, commitment or other binding arrangement, wh~her written, oral, express or implied, ("Contract") the right to terminate, or constitute (or wit notice or lapse of time or both constitute) a default (by way of substitution, novation or other ise) under any contract to which XCPL is a party or by or to which it or any of its properties may be bound or subject, or result in the creation of any mortgage, lien, pledge, charge, security i,terest or encumbrance of any kind upon the properties of XCPL or to accelerate the maturity of any indebtedness or other obligation of XCPL, or (c) an event that would result in the creation or imr osition of any material lien, charge, or encumbrance on any asset of XCPL. SECTION 3.8 Subsidiaries. Except with respect to the transactions contemplated by this Agreement, XCPL will not have any subsidiaries (whether held directly or indirectly) or any equity investrent in any corporation, partnership, joint venture or other business at the time of Closing. SECTION 3.9 Disclosure. Neither this Agreement, the Schedules hereto, nor any documents or certificates furnished or to be furnished to COG by or on behalf of XCPL pursuant to this Agreemen1 contains or will contain any untrue statement of a material fact or omits or will omit to state a m*erial fact necessary in order to make the statements contained herein or therein not misleading. ARTICLE IV ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER ARTICLE V PRE-CLOSING COVENANTS SECTION 5.1 Investigative Rights. From the date of this Agreement each party shall provide to tfe other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours to all of XCPL's properties, 10 books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish th9 other party with any information concerning XCPL's affairs as the CDG may reasonably requTst. S~CTION 5.2 Conduct of Business. Prior to the Closing, XCPL shall conduct its business in the 1ormal course, and shall not sell, pledge, or assign any assets, without the prior written approval \ofthe other party, except in the regular course of business. XCPL shall not amend its Articles of lnforporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional ?r newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into ~ny material or long-term contract, guarantee obligations of any third party, settle or discharge any \balance sheet receivable for less than its stated amount, pay more on any liability than its stated atnount, or enter into any other transaction other than in the regular course of business. ARTICLE VI COVENANTS I SIECTION 6.1 Prompt resignation of officers and directors: Upon Closing, Timothy Matthe~s shall be elected or appointed as Chief Executive Officer and Chairman of the Board of Directors of XCPL. I • S~CTION 6.2 Asset Transfer. The parties acknowledge and agree that simultaneous wit~ the consummation of the transactions contemplated by the Exchange, (i) XCPL shall transfer XCPL assets to Spin Off, as designated by XCPL Officers and confirmed by CDG. It is agreed that any funds from the SBA, for loans already applied for in the name of XCPL (or related entities) 4all be the property of Spin Off. ARTICLE VII CLOSING SECTION 7.1 Closing. The Closing of this transaction shall be held virtually, or such other place ~s shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties. In the event the Closing herein has not been completed by: August 30th, 2021 any party hereto may tmiinate this agreement and in such event this Agreement shall be null and void. (a) The Shareholder shall present the certificates representing his shares of XCPL being purchased by CDG, and such certificates will be duly endorsed. (b) CDG will pay the remaining balance of $160,000 over 5 months (c) CDG shall deliver a signed consent and/or Minutes of the Directors of CDG approving this Aareement and each matter to be approved by the Directors of CDG under this Agreement. (d) All funds will be paid into an escrow account managed by Escrow Agent 11 ARTICLE ym MISCELLANEOUS SEbTION 8.1 Captions. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement. SEFTION 8.2 No Oral Change. This Agreement and any provision hereof, may not be waived, ch~nged, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought. SEh TION 8.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any co~;nant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, C(])Venants, or conditions of this Agreement or to exercise any option herein contained shall ~ot be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision here~f shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one 9reach by another party shall be construed as a waiver with respect to any other or subsequent breach. SECTION 8.4 Time of Essence. Time is of the essence of this Agreement and of each and every prfvision hereof. SECTION 8.5 Entire Agreement. This Agreement contains the entire Agreement and understanding among the parties hereto, supersedes all prior agreements and understandings, and constitutes a complete and exclusive statement of the agreements, responsibilities, representations a1d warranties of the parties. SEtTION 8.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. SE~TION 8.7 Notices. All notices, requests, demands, and other communications under this Agree"fent shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or delivered by a national courier service, or on the third day after mailing if mailed to the party to whom notice is to be given, by first clkss mail, registered or certified, postage prepaid, and properly addressed as follows: I ToCDG: 12 To XCPL Officers: To Shareholder: SECTION 8.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executdrs, personal representatives, successors and assigns of each of the parties to this Agreement. I SECTION 8.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve t~e purpose of this Agreement, and shall execute such other and further documents and take such oth~r and further actions as may be necessary or convenient to effect the transaction described herein. SECTION 8.10 Announcements. COG and XCPL will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the genfral public or to employees, customers or suppliers. SECTION 8.1 l Expenses. Each party will pay its own legal, accounting and any other out-of-pocket expenses reasonably incurred in connection with this transaction, whether or not the transactio? contemplated hereby is consummated. SECTION 8.12 Brokerage. XCPL and COG each represent that no finder, broker, investment banket or other similar person has been involved in this transaction. Each party agrees to indemnify and hold the others harmless from payment of any brokerage fee, finder's fee or commission claimed by any other person or entity who claims to have been involved in the transaction herein because of an association with such party. SE~TION 8.13 Survival of Representations and Warranties. The representations and warranties of the parties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for it, shall survive the Closing irrespective of any investigation made by or on behalf of any party for a period of one year. Notwithstanding anything contained herein, any obligation to irdemnify pursuant to a claim given within the applicable period hereunder shall continue in effect r ntil such indemnification obligation is satisfied. I 13 SE TION 8.14 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for hereinabove, including any items referenced therein or requild to be attached thereto. Any material changes to the Exhibits shall be immediately discl1sed to the other party. SECTION 8.15 Arbitration of Disputes. Any dispute or controversy arising out of or relating to this\ Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or any breach of this Agreement or any such document or instrument shall be settled by arbitration in accordance with the rules then in effect of the American Arbitration Association or any successor thereto. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitration shall be final , conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decisi1n in any court having jurisdiction. Each party in such arbitration shall pay their respective costs and expenses of such arbitration and all the reasonable attorneys' fees and expenses of their lespective counsel. SEtTION 8.16 Facsimile Execution. This Agreement may be executed in counterparts by original or telefax signatures, and all counterparts of this Agreement which are executed by telef,x signature shall be valid and binding as original signatures for all purposes. SEt TION 8.17 Choice of Law. This Agreement and its application shall be governed by the laws of the state of Delaware. 14 •IN WI NESS WHEREOF, the parties hereto have caused this Agreement to be executed by their autho · zed representatives, all as of the date first written above. D (a Colorado corpora tion) By: /?ht, ~ Name: Tim Matthews Title: President 16 SCHEDULE I PREFERRED AND COMMON SHARES At Closing There Are Outstanding: 83,022,740 Common Shares 4,875 Series A Preferred Shares 1,000 Series B Preferred Shares Shares Transferred At Closing: 31,182,000 Common Shares 4,875 Series A Preferred Shares 1,000 Series B Preferred Shares 16